                                                                    Exhibit 23.2

                       Consent of Independent Accountants

     We  hereby  consent  to the use in this  Amendment  No.  2 to  Registration
Statement No.  333-104541 of Empire Resorts,  Inc. on Form S-3/A ("Amendment No.
2") of (i) our report  dated June 25, 2003  relating  to the  audited  financial statements of Catskill  Development,  L.L.C.  and (ii) our report dated July 18,
2003  relating  to  the  audited  financial  statements  of  Monticello  Raceway
Development Company,  LLC, each of which appear in such Registration  Statement.
We hereby  acknowledge the use in Amendment No. 2 of (i) our report dated August
1, 2003  relating to the  unaudited  reviewed  financial  statements of Catskill
Development,  L.L.C.  and (ii) our report  dated July 18,  2003  relating to the unaudited  reviewed  financial  statements  of  Monticello  Raceway  Development
Company,  LLC,  each of which  appear in such  Registration  Statement.  We also consent to the reference to us under the heading  "Experts" in such Registration
Statement.

/S/ Bachrach, Waschitz & Waschitz, LLP

Monticello, New York
October 14, 2003